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                                                                    EXHIBIT 23.5

                                    CONSENT

    I hereby consent to the reference to me in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 of Tyco International Ltd. relating to the merger contemplated by the Agreement and Plan of Merger, dated as of November 22, 1998, by and among Tyco International
(PA) Inc. ("Tyco (PA)"), AMP Merger Corp., a wholly-owned subsidiary of Tyco
(PA), and AMP Incorporated.

                                          /s/ Robert Ripp
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                                          Name: Robert Ripp

Date: December 11, 1998